UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

NEW LEAF BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dewolf Road, Old Tappan, New Jersey 07675
(Address of principal executive offices)(Zip Code)

(201) 784-2400
(Registrants telephone number, including area code)

N/A
(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 23, 2012, Edward (Ted) H. Eppel was appointed to our Board of Directors. Ted Eppel is currently Vice President of LPS Industries, a leading manufacturer of special printed flexible films for the Beverage/Food/Medical manufacturing industries, with sales in both North America and Europe.  In 1995 he found and became President of RAE Container Inc., a manufacturer of corrugated products, molded foam, cushioning and protective materials for Air/Sea/Ground shipments for companies like UPS and Fed Ex.  RAE Container merged with LPS in 1997.  He is a Lifetime Member of the Institute of Packaging Professionals (IOPP) and past President of the Meadowlands chapter.  Ted also served as President of the Society of Packaging and Handling Engineers (SPHE).  He is a graduate of Rutgers University and a veteran of the United States Air Force.

Item 9.01  Financial Statements and Exhibits

The following exhibit is furnished with this report on Form 8-K.

Exhibit	Description
10.1	Press Release Dated August 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012	By:	/s/ David N. Fuselier
(Signature)
Name: David N. Fuselier
Title: Chairman, President and Chief Executive Officer